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                                                                   Exhibit 10.10

               FOURTH AMENDED AND RESTATED MASTER RIGHTS AGREEMENT

         This Fourth Amended and Restated Master Rights Agreement (this "Agreement") is made and entered into as of the 19th day of December, 2003 (the "Effective Date") by and among INHIBITEX, Inc., a Delaware corporation (the "Company"), the entities listed on Schedule I and those who execute an Instrument of Adherence in the form attached as Exhibit B (collectively, the "Purchasers"), and entities listed on Schedule II, (together with the Purchasers, the "Investors") and the persons listed on Schedule III (individually, a "Common Holder" and collectively the "Common Holders").

         WHEREAS, the Purchasers are acquiring shares of the Company's Series E Convertible Preferred Stock, $0.001 par value per share, and Series E Warrants (as hereinafter defined), pursuant to that certain Series E Preferred Stock and Warrant Purchase Agreement dated as of even date herewith, by and among the Company and the other parties thereto (the "Purchase Agreement");

         WHEREAS, as a condition to the closing under the Purchase Agreement, the Investors and the Company desire to enter into this Agreement setting out certain rights and obligations among the parties;

         WHEREAS, the Company and certain parties hereto are parties to that certain Third Amended and Restated Master Rights Agreement dated as of February 7, 2002 (the "Prior Rights Agreement"); and

         WHEREAS, the Company and the holders of at least 66-2/3% of the outstanding Series B, 66-2/3% of the outstanding Series C and 66-2/3% of the outstanding Series D (as such terms are defined herein) desire that this Agreement completely amend and restate the Prior Rights Agreement.

                                    AGREEMENT

         In consideration of the following mutual covenants and agreements, and subject to the terms and conditions set forth herein, the parties hereto agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         1.1 Definitions. The following definitions shall be applicable to the terms set forth below as used in this Agreement:

                  (a) "Affiliates." The term "Affiliate" shall mean, with respect to any Person (as defined below), any other Person which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, or is a stockholder or partner of such Person or such Person, in the case of an entity, that has the same investment manager.

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                                      -2-

                  (b) "Certificate of Incorporation." The term "Certificate of Incorporation" shall mean the Company's Seventh Amended and Restated Certificate of Incorporation, as amended from time to time.

                  (c) "Board." The term "Board" shall mean the Board of Directors of the Company.

                  (d) "Budget." The term "Budget" shall have the meaning set forth in Section 2.1(d) hereof.

                  (e) "CDP." The term "CDP" shall mean Capital Technologies CDPQ inc.

                  (f) "Commission." The term "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the federal securities laws.

                  (g) "Common Stock." The term "Common Stock" shall mean the Company's common stock, par value $0.001 per share, as constituted on the date hereof.

                  (h) "Company's Notice." The term "Company's Notice" shall have the meaning set forth in Section 3.3 hereof.

                  (i) "Conversion Shares." The term "Conversion Shares" shall mean any Common Stock issued or issuable upon conversion of the Preferred Stock, any Common Stock issued or issuable upon conversion of the Series D issued or issuable upon the exercise of the Series D Warrants, any Common Stock issued or issuable upon the exercise of the Series E Warrants, any Common Stock issued or issuable upon exercise of any other warrants or rights, and any Common Stock issued or issuable upon conversion of any convertible securities issued or issuable upon the exercise of any other warrants or rights held by the Investors.

                  (j) "Essex." The term "Essex" shall mean Essex Woodlands Health Ventures V, LP or any of its Affiliates.

                  (k) "Equity Securities." The term "Equity Securities" shall have the meaning set forth in Section 2.2 hereof.

                  (l) "GAAP." The term "GAAP" shall mean generally accepted accounting principles (as such principles are applied in the United States of America as of the date of the financial statement with respect to which the term is used), consistently applied.

                  (m) "Initial Public Offering" means a consummated firmly underwritten public offering of the Company's Common Stock on a Form S-1 Registration Statement, or any similar form of registration statement, adopted by the Commission from and after the date hereof, filed with the Commission under the Securities Act (as defined below) with respect to which the Company receives gross

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                                      -3-

proceeds of at least $50,000,000 before underwriting discounts, commissions and fees, and the price to the public is at least $8.00 per share (as appropriately adjusted for subdivisions and combinations of shares of Common Stock and dividends and distributions on Common Stock payable in shares of Common Stock after the date of this Agreement).

                  (n) "Initiating Holders." The term "Initiating Holders" shall mean the holders of Registrable Stock initially requesting registration of Registrable Stock pursuant to Section 3.1 of this Agreement.

                  (o) "Investors' Notice." The term "Investors' Notice" shall have the meaning set forth in Section 3.3 hereof.

                  (p) "Long-Form Registration Statement." The term "Long-Form Registration Statement" shall mean a registration statement on Form S-1, Form S-2, Form SB-1 or Form SB-2, or any similar form of registration statement adopted by the Commission from and after the date hereof.

                  (q) "NEA." The term "NEA" shall mean New Enterprise Associates 10, Limited Partnership or any of its Affiliates.

                  (r) "Permitted Transferees." The term "Permitted Transferees" of a Person shall mean any shareholder, member or partner of any non-natural Person upon a pro rata distribution by a partnership to its partners, by a limited liability company to its members or otherwise upon the dissolution or liquidation of the non-natural Person, or as to any natural Person any family member of a Person or trust established by a Person or such Person's family member for estate planning purposes.

                  (s) "Person." The term "Person" shall mean any individual, unincorporated organization, firm, corporation, partnership, investment fund, trust, joint venture, governmental authority or political subdivision thereof, or other entity, and shall include any successor of the foregoing (by merger or otherwise).

                  (t) "Preferred Stock." The term "Preferred Stock" shall mean the Company's Series A, Series B, Series B-1, Series C, Series C-1, Series D, Series D-1, Series E and Series E-1.

                  (u) "Prospective Sellers." The term "Prospective Sellers" shall have the meaning set forth in Section 3.6(a)(ii) hereof.

                  (v) "Register." The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act.

                  (w) "Registrable Stock." The term "Registrable Stock" shall mean any (i) Common Stock issued to or issuable upon conversion of the shares of Preferred Stock issued, held or acquired by any of the Investors, (ii) Common Stock issued or issuable upon conversion of the Series D Stock issued or issuable upon the exercise of the Series

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                                      -4-

D Warrants, (iii) Common Stock issued or issuable upon conversion of the Series E Stock issued or issuable upon the exercise of the Series E Warrants, (iv) any Common Stock issued as (or issuable upon conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities, and (v) any other shares of Common Stock now held or hereafter acquired by Persons holding the securities in (i), (ii), (iii) and (iv) above. A Person shall be deemed to be a holder of Registrable Stock when such Person has a right to acquire such Registrable Stock (whether by conversion or otherwise) regardless of whether such acquisition has actually been effected. Each share of Registrable Stock shall continue to be Registrable Stock in the hands of each subsequent holder thereof subject to the limitations set forth in Section 3.14 hereof; provided that each share of Registrable Stock shall cease to be Registrable Stock when transferred (x) pursuant to a registered public offering, or (y) in accordance with Rule 144 promulgated by the Commission under the Securities Act.

                  (x) "Requesting Holders." The term "Requesting Holders" shall have the meaning set forth in Section 3.1 (c) hereof.

                  (y) "Reserved Shares." The term "Reserved Shares" shall mean 3,809,868 shares of Common Stock currently reserved for issuance to directors, officers, employees and consultants upon the exercise of outstanding or future options of the Company pursuant to plans or arrangements approved by the holders of a majority of the outstanding Preferred Stock, and any additional shares of Common Stock approved by written consent or vote of the Board including the unanimous consent or approval of the directors elected by the holders of outstanding Series D, Series D-1, Series E and Series E-1.

                  (z) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to a sale.

                  (aa) "Securities Act." The term "Securities Act" shall mean the Securities Act of 1933, as amended.

                  (bb) "Series A." The term "Series A" shall mean the Company's Series A Convertible Preferred Stock, par value $.001 per share.

                  (cc) "Series B." The term "Series B" shall mean the Company's Series B Convertible Preferred Stock, par value $.001 per share.

                  (dd) "Series B-1." The term "Series B-1" shall mean the Company's Series B-1 Convertible Preferred Stock, par value $.001 per share.

                  (ee) "Series C." The term "Series C" shall mean the Company's Series C Convertible Preferred Stock, par value $.001 per share.

                  (ff) "Series C-1." The term "Series C-1" shall mean the Company's Series C-1 Convertible Preferred Stock, par value $.001 per share.

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                  (gg)     "Series D." The term "Series D" shall mean the
Company's Series D Convertible Preferred Stock, par value $.001 per share.

                  (hh) "Series D-1." The term "Series D-1" shall mean the Company's Series D-1 Convertible Preferred Stock, par value $.001 per share.

                  (ii) "Series D Common." The term "Series D Common" shall mean any Common Stock issued upon conversion of the Series D.

                  (jj) "Series D-1 Common." The term "Series D-1 Common" shall mean any Common Stock issued upon conversion of the Series D-1.

                  (kk) "Series D Warrants." The term "Series D Warrants" shall mean the warrants exercisable into Series D issued by the Company pursuant to the Preferred Stock and Warrant Purchase Agreement dated as of February 7, 2002, by and among the Company and the other parties thereto.

                  (ll) "Series E Warrants." The term "Series E Warrants" shall mean the warrants exercisable into Series E issued by the Company pursuant to the Purchase Agreement.

                  (mm) "Series E." The term "Series E" shall mean the Company's Series E Convertible Preferred Stock, par value $.001 per share.

                  (nn) "Series E-1." The term "Series E-1" shall mean the Company's Series E-1 Convertible Preferred Stock, par value $.001 per share.

                  (oo) "Series E Common." The term "Series E Common" shall mean any Common Stock issued upon the conversion of the Series E.

                  (pp) "Series E-1 Common." The term "Series E-1 Common" shall mean any Common Stock issued upon the conversion of the Series E-1.

                  (qq) "Short-Form Registration Statement." The term "Short-Form Registration Statement" shall mean a registration statement on Form S-3 or any similar form of registration statement adopted by the Commission from and after the date hereof.

                  (rr) "Shares." The term "Shares" shall mean and include all shares of Stock now owned or hereafter acquired by any Investor or Common Holder. For purposes of this Agreement, all of the Stock which an Investor or Common Holder has a right to acquire from the Company upon the conversion, exercise or exchange of any of the securities of the Company then owned by such Investor or Common Holder shall be deemed to be Shares then owned by such Investor or Common Holder.

                  (ss) "Stock." The term "Stock" shall mean and include all shares of Common Stock, all shares of Preferred Stock and all other securities of the Company which may be issued in exchange for or respect of shares of Common Stock or Preferred

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                                      -6-

Stock (whether by way of stock split, stock dividend, combination, reclassification, reorganization, or any other means).

                  (tt) "Warrant Shares." The term "Warrant Shares" shall mean the Series D issued upon exercise of the Series D Warrants and/or the Series E issued upon the exercise of the Series E Warrants.

                  (uu) "WBCP." The term "WBCP" shall mean the William Blair Capital Partners, LLC.

                  (vv) "ATV." The term "ATV" shall mean Alliance Technology Ventures I, L.P. or any of its affiliates.

         1.2 Additional Definitions. In addition to the foregoing, capitalized terms used in this Agreement and not otherwise defined in this
Article I shall have the meanings so given to such terms herein.

                                   ARTICLE II.
                            COVENANTS OF THE COMPANY

         2A.      Covenants of the Company. The Company agrees as follows:

         2.1 Accounting; Financial Statements and Other Information; Inspection Rights.

                  (a) Accounting. The Company shall maintain and cause each of its subsidiaries to maintain a system of accounting established and administered in accordance with GAAP and shall set aside on its books and cause each of its subsidiaries to set aside on its books all such proper reserves as shall be required by GAAP.

                  (b) Financial Statements. So long as there are any shares of Preferred Stock (whether Series A, Series B, Series B-1, Series C, Series C-1, Series D, Series D-1, Series E or Series E-1), any Series D Common, Series D-1 Common, Series E Common, Series E-1 Common, Series D Warrants or Series E Warrants outstanding, the Company shall deliver to each Investor, within 90 days after the end of each fiscal year of the Company, a consolidated and consolidating balance sheet of the Company and its subsidiaries as of the end of such period and consolidated and consolidating statements of operations, cash flows and stockholders' equity (deficit) of the Company and its subsidiaries for such period, setting forth in each case comparisons to the Budget and the previous such period, all in reasonable detail and accompanied by the opinion thereon of independent public accountants of national standing, which opinion shall not be qualified and shall state that the financial statements were prepared in accordance with GAAP applied on a basis consistent with that of the previous such period, fairly present the consolidated financial condition of the Company as of the date thereof and for the periods covered thereby and that the audit by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards.

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                                      -7-

                  (c) Additional Information. So long as there are any shares of Preferred Stock (whether Series A, Series B, Series B-1, Series C, Series C-1, Series D, Series D-1, Series E or Series E-1), any Series D Common, Series D-1 Common, Series E Common, Series E-1 Common, Series D Warrants or Series E Warrants outstanding, the Company shall deliver to each Investor:

                           (i)      within 30 days after the end of each monthly
accounting period, and 45 days after the end of each of the first three quarterly accounting periods in each fiscal year of the Company, a consolidated and consolidating balance sheet of the Company and its subsidiaries as of the end of each such period, and consolidated and consolidating statements of operations, cash flows and stockholders' equity (deficit) of the Company and its subsidiaries and changes in consolidated and consolidating financial position of the Company and its subsidiaries for each such period and for the period from the beginning of the current fiscal year to the end of such monthly or quarterly period, setting forth in each case comparisons to the Budget and the corresponding periods of the previous fiscal year, all in accordance with GAAP (subject to the absence of footnote disclosures and to normal year-end adjustments for recurring accruals) and certified by the chief financial officer (or other authorized officer) of the Company;

                           (ii)     upon the request of Investors holding a
majority of the outstanding shares of Preferred Stock, a majority of the outstanding Series C and Series C-1, a majority of the outstanding Series D, Series D-1, Series E and Series E-1 (voting together as a single class on an as-if converted basis) or Series D Common, Series D-1 Common, Series E Common and Series E-1 Common (voting together as a single class on an as-if converted basis) or a majority of the Warrant Shares (assuming for the purposes of this calculation the conversion of any outstanding Series D Warrants and Series E Warrants), concurrently with the delivery of each of the financial statements referred to in subsections 2.1(b) and 2.1(c)(i) above, an executed written report by the chief executive officer of the Company with respect to the operations of the Company during the period covered by such statements, including a discussion, in reasonable detail, or operating results versus Budget and of problems and achievements versus goals and milestones and setting forth nonbinding goals and milestones for the ensuing month, quarter and year;

                           (iii)    within 90 days after the end of each fiscal
year of the Company, a copy of any management letter delivered to the Company by its independent public accountants with respect to such year;

                           (iv)     promptly (but in any event within ten days)
after becoming aware of any material adverse event or circumstance affecting the Company or any of its subsidiaries (including, but not limited to, the filing of any material litigation against the Company or any of its subsidiaries and the discovery that the Company or any of its subsidiaries is not, or with the passage of time will not be, in compliance with any provision of this Agreement, its Bylaws, the Certificate of Incorporation or any other material agreement of the Company or any of its subsidiaries), a notice specifying the nature and period of existence thereof, and the actions the Company has taken and/or proposes to take with respect thereto;

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                                      -8-

                           (v)      promptly (but in any event within ten days)
after transmission thereof, copies of any general communication from the Company or any of its subsidiaries to its stockholders, directors or the financial community at large, and any reports filed by the Company or any of its subsidiaries with any securities exchange, the National Association of Securities Dealers, Inc., any state official or agency charged with securities regulation, the Commission or any other governmental agency, domestic or foreign (including, without limitation, any correspondence between the Company or any of its subsidiaries and any of the foregoing which contains information materially adverse to the Company or any of its subsidiaries); and

                           (vi)     with reasonable promptness, such other
information and financial data concerning the Company and its subsidiaries as any Person entitled to receive information under this Section 2.1 may reasonably request.

                  (d)      Annual Budget.

                           (i)      On or prior to each December 15, the Company
shall deliver to each Investor a Budget (the "Budget") for each succeeding 12-month period commencing each subsequent January 1, which shall meet the approval of the Board. The Budget shall contain the current business and marketing plans of the Company for the succeeding 12-month period, including but not limited to, cash flow and pro forma profit and loss statements for each month included in such period. The Company agrees to use commercially reasonable efforts to conduct its business in conformity with the Budget.

                           (ii)     At each meeting of the Board, operating
management will report on the receipts and expenditures of the Company as of a date reasonably close to the date of the meeting and will recommend for action by the Board any changes in the Budget which it considers necessary or appropriate. No expenditure in excess of $250,000 may be made by or on behalf of the Company without the approval of the Board or a committee thereof, other than expenditures provided for in a Budget which has been previously approved by the Board.

                           (iii)    The Budget may be amended or otherwise
modified by the Board at such time or times as the Board deems appropriate.

                  (e) Inspection Rights. The Company shall permit any Investor or any representative designated by any Investor to visit and inspect any of the properties of the Company or any of its subsidiaries, including its and their books of account (and to make copies thereof and to take extracts therefrom), and to discuss its and their affairs, finances and accounts with its and their officers or employees and with representatives of the Company's lenders, all at such reasonable times and as often as may be reasonably requested; provided that such rights shall be exercised in a manner so as not to materially and adversely disrupt the ordinary course of business of the Company or any of its subsidiaries.

                  (f) Limitation of Rights. The rights of the Investors to receive the information and conduct any inspections provided for in this Section
2.1 are subject to

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                                       -9-

the Investors' agreement to keep all such information confidential and use such information only for the purposes of evaluating its investment in the Company. Notwithstanding the foregoing, the Investors may disclose such information to such Investor's partners, members, advisors and attorneys; provided that each such person shall become subject to the confidentiality provisions of this clause by virtue of the receipt of such information; and provided further, that such Investor agrees that it shall inform its partners, members, advisors and attorneys who receive such information of the confidential nature of such information.

         2.2      Right of First Refusal for Issuance of Equity Securities.

                  (a) So long as there are shares of Series B, Series C, Series D or Series E outstanding, subject to subsection (c) hereof, if the Company determines to issue any additional shares of its capital stock, or warrants, options, rights or other securities convertible into shares of its capital stock (collectively, the "Equity Securities"), from and after the date of this Agreement, the Company shall first give each of the Investors then holding shares of the Series B, Series C, Series D or Series E (each, a "Series B Investor," "Series C Investor," "Series D Investor" or Series E Investor," respectively, and collectively, the "Preferred Investors") the right to purchase such Equity Securities by delivering to each of them a written offer which shall state the price and other material terms and conditions of the proposed issuance (the "Offer"). If the Company proposes to issue the Equity Securities for consideration other than solely cash and/or promissory notes, the offer to the Series B Investors, Series C Investors, Series D Investors and Series E Investors shall, to the extent of such consideration, permit such Investors to pay in lieu thereof, cash equal to the fair market value of such consideration, and the offer shall state the Company's estimate of such fair market value. The Board shall fix the period of the offer which shall be a minimum of 30 days or such longer period as is necessary to determine the fair market value of the consideration referred to in the preceding sentence. Each Series B Investor, Series C Investor, Series D Investor and Series E Investor shall have the right to assign any or all of the rights such Investor may have to purchase Equity Securities under this Section 2.2 to any of its Permitted Transferees or any of its Affiliates.

                  (b) A Series B Investor, a Series C Investor, a Series D Investor or a Series E Investor may accept an Offer only by giving written notice to the Company before the Offer expires that such Investor has accepted the offer to purchase some or all of the securities offered (the "Accepted Securities"); provided, however, that the maximum number or amount of securities each of the Preferred Investors shall be entitled to purchase shall be equal to that number or amount of securities to be issued multiplied by a fraction, the numerator of which shall be the aggregate number of Conversion Shares to which such Preferred Investor is entitled (any shares of Preferred Stock deemed to be Series B-1, Series C-1, Series D-1 or Series E-1 shall be excluded from the definition of Conversion Shares for the purposes of the numerator) and the number of shares of Common Stock held by such Preferred Investor and the denominator of which shall be the aggregate number of shares of Common Stock and Conversion Shares then outstanding. Notwithstanding the foregoing, any such Preferred Investor (an "Oversubscribing Investor") may, at the time it accepts the offer, subscribe to purchase

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                                      -10-

any or all securities offered ("Oversubscription Securities") which may be available as a result of the rejection, or partial rejection, of the offer by other Preferred Investors. All Oversubscription Securities shall be allocated on a pro rata basis among each Oversubscribing Investor based upon the number of Conversion Shares (subject to the previous exclusion in this first sentence of this subsection (b)) and shares of Common Stock held by such Oversubscribing Investor divided by the number of Conversion Shares and shares of Common Stock held in the aggregate by all such Oversubscribing Investors. If any such Oversubscribing Investor declines to purchase all or part of such Oversubscribing Investor's pro rata allocation of Oversubscription Securities, any remaining Oversubscription Securities shall be offered to each other Oversubscribing Investor, on a pro rata basis based upon the number of Conversion Shares (subject to the previous exclusion in this first sentence of this subsection (b)) and shares of Common Stock held by such Oversubscribing Investor divided by the number of Conversion Shares and shares of Common Stock held in the aggregate by all such Oversubscribing Investors. The sale of Oversubscription Securities shall continue pursuant to the process set forth in the immediately preceding sentence until all of the Equity Securities have been purchased by the Preferred Investors or until no Preferred Investor desires to purchase any remaining Oversubscription Securities.

                  Promptly following the expiration of the Offer, the Company shall allocate the securities subscribed for among the Preferred Investors accepting the Offer (the "Subscribing Holders") in the manner described in the immediately preceding paragraph and shall by written notice (the "Acceptance Notice") advise all Subscribing Holders of the number or amount of securities allocated to each of the Subscribing Holders. Within ten days following receipt of the Acceptance Notice, each of the Subscribing Holders shall deliver to the Company payment in full for the Accepted Securities purchased by it against delivery by the Company to each Subscribing Holder of a certificate or certificates evidencing the Accepted Securities purchased by it.

                  To the extent the offer is not subscribed in full by the Series B Investors, Series C Investors, Series D Investors or Series E Investors, the Company may, for a period of 90 days thereafter, issue and sell the unaccepted securities, or any of them, at the same price, and upon the other terms and conditions specified in such Offer, to any Person or Persons.

                  (c) Notwithstanding the provisions of this Section 2.2, the Company shall not be required to first offer the Equity Securities to the Preferred Investors if:

                           (i)      the issuance is pursuant to the conversion
of any shares of the Preferred Stock (including conversion into any other series of Preferred Stock), exercise of any Series D Warrant or Series E Warrant or conversion of any Warrant Shares;

                           (ii)     the Company proposes to issue Reserved
Shares, or nontransferable options to purchase Common Stock, for cash only, to its officers or employees, or officers or employees of any of its subsidiaries, or to outside consultants or contractors in connection with services performed for the Company, pursuant to

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                                      -11-

employment agreements or compensation plans or other arrangements approved by a majority of the Board;

                           (iii)    the issuance is in connection with any stock
split, stock dividend (including any dividend payable on the shares of Series C, Series C-1, Series D, Series D-1, Series E and Series E-1 in kind at the option of the holder) or recapitalization of the Company;

                           (iv)     the issuance is pursuant to an underwritten
public offering;

                           (v)      the issuance is pursuant to the acquisition
of another company or a strategic alliance which has been approved by the holders of a majority of the outstanding Series C and Series C-1 and by the holders of a majority of the outstanding Series D, Series D-1, Series E and Series E-1 (voting together as a single class on an as-if converted basis); or

                           (vi)     the Company issues Series E pursuant to the
Purchase Agreement at Additional Closings (as defined in the Purchase Agreement) provided however that such issuances of Series E shall not exceed, in the aggregate, 2,247,756 shares of Series E.

         2.3      Reserved Shares.

                  (a) The Reserved Shares shall be issued from time to time to directors, officers, employees and consultants of the Company under such arrangements, contracts or plans as are recommended by the management of the Company and approved by the holders of a majority of the outstanding Series B and Series B-1, by the holders of a majority of the outstanding Series C and Series C-1 and by the holders of a majority of the outstanding Series D, Series D-1, Series E and Series E-1 (voting together as a single class on an as-if converted basis).

                  (b) Except with respect to options or warrants issued to outside consultants, contractors or business partners, unless otherwise approved by the majority consent of the Board, any such arrangements, contracts or plans with respect to the Reserved Shares shall not provide for a vesting schedule at a rate in excess of 33-1/3% per annum from the date of issuance.

         2.4 Non-disclosure Agreement. Unless otherwise approved by the unanimous consent of the Board, the Company shall require all present and future officers and key employees of and other employees who have access to confidential information, and consultants to, the Company and its subsidiaries to execute and deliver a confidentiality agreement in a form attached to the Purchase Agreement at Exhibit B thereto.

         2.5 Stock Option Agreements. Unless otherwise approved by the majority consent of the Board, the Company shall cause all future purchasers of, and all future holders of options to purchase, Common Stock who are employees, consultants, contractors or business partners of the Company to execute and deliver a Stock Option Agreement substantially in the form attached at Exhibit A hereto or pursuant to an

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                                      -12-

agreement approved by those members of the Board elected by the holders of the outstanding Series B, Series B-1, Series C, Series C-1, Series D, Series D-1, Series E and Series E-1, and such agreements shall provide the Company with a right of first refusal over dispositions of such restricted stock or Common Stock issued or issuable upon exercise of such options, such right of first refusal to expire on the earlier of the Company's initial public offering or a merger, consolidation or sale of substantially all of the assets or capital stock of the Company.

         2.6 Election of Directors. From and after the date hereof, each Investor and Common Holder shall vote all of his or its Series A, Series B, Series B-1, Series C, Series C-1, Series D, Series D-1, Series E, Series E-1 and Common Stock which are voting shares and any other voting securities of the Company over which such Investor has voting control and shall take all other necessary or desirable actions within his or its control (whether in his or its capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that the following shall occur: (i) the Board shall set the number of directors by resolution, and such number shall not be more than eleven; (ii) to cause and maintain the election to the Board of three (3) designated representatives of the holders of outstanding Series B and Series B-1 (voting as a single class on an as-if converted basis) (the "Series B Directors"); (iii) to cause and maintain the election to the Board of one (1) designated representative of WBCP (the "WBCP Director"), which shall designate the representative on the Board which the Series C is entitled to elect pursuant to the Certificate of Incorporation; (iv) to cause and maintain the election to the Board of one (1) designated representative of Essex (the "Essex Director"), which shall designate one of the two representatives on the Board which the Series D and Series E are entitled to elect pursuant to the Certificate of Incorporation; (v) to cause and maintain the election to the Board of one (1) designated representative of NEA (the "NEA Director"), which shall designate one of the two representatives on the Board which the Series D and Series E are entitled to elect pursuant to the Certificate of Incorporation; and (vi) to cause and maintain the election to the Board of one (1) designated representative of the holders Series A and Common Stock (voting as a single class on an as-if converted basis) (the "Series A/Common Director"). The initial Essex Director shall be Doug Eplett and the initial NEA Director shall be Jim Barrett. The WBCP Director shall be a member of the Audit Committee and Compensation Committee of the Board, if any. The outstanding Series D, Series D-1, Series E and Series E-1 (voting as a single class on an as-if converted basis) shall be entitled to designate one (1) director to the Audit Committee and Compensation Committee of the Board, if any. If the WBCP Director ceases to serve as a member of the Board, the resulting vacancy shall be filled by a representative designated by WBCP. If the Essex Director ceases to serve as a member of the Board, the resulting vacancy shall be filled by a representative designated by Essex. If the NEA Director ceases to serve as a member of the Board, the resulting vacancy shall be filled by a representative designated by NEA. If the Series A/Common Director ceases to serve as a member of the Board, the resulting vacancy shall be filled by a representative designated by the holders of Series A and Common Stock (voting as a single class on as-if converted basis). If any of the Series B Directors cease to serve as a member of the Board, the resulting vacancy shall be filled by a representative designated by the holders of the outstanding Series B and Series B-1 (voting as a single class on an as-if converted basis). The remaining four (4) directors shall be elected by a plurality of the holders of the outstanding shares of Series A, Series B, Series B-1, Series C, Series C-1, Series D, Series D-1, Series E, Series E-1 and Common Stock (voting together as a single class on an as-if converted basis). The Board shall meet at least quarterly. The Bylaws of the Company shall provide, in addition to any provisions required by law, that any two directors, holders of at least 25% of the Series B and Series B-1 issued and outstanding or holders of at least 25% of the Series D, Series D-1, Series E and Series E-1 issued and outstanding (voting as a single class on an as-if converted basis) or holders of at least 25% of the Series C and Series C-1 issued and outstanding may call a meeting of the Board. As of the Effective Date, the members of the Board shall be Michael A. Henos, Russell Medford, Joseph Patti, William Johnston, Carl Brooks, Arda Minocherhomjee, Jim Barrett, Doug Eplett, Marc L. Preminger and Louis W. Sullivan. The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board, the board of any subsidiary and any committee thereof. At the request of WBCP, Essex and NEA, so long as their respective WBCP Director, Essex Director and NEA Director serves on the Board and for two years thereafter if available to the Company, the Company shall use reasonable commercial efforts to maintain directors and officers indemnity insurance coverage reasonably satisfactory to WBCP, Essex and NEA and the Company's Certificate of Incorporation and Bylaws shall provide for indemnification and exculpation of directors to the fullest extent permitted under applicable law.

         2.7      Board Observers.

                  (a) For as long as Cordova Technology Partners ("Cordova") holds at least five percent (5%) of the issued and outstanding Series B and Series B-1, Cordova shall be entitled to have a representative of Cordova attend all Board meetings as an observer but not as a member of the Board and to receive notice of such meetings and any information provided with respect thereto.

                  (b) For as long as AM Fund I, L.P. ("AM") holds at least five percent (5%) of the issued and outstanding Common Stock (considering its shares of Preferred Stock as converted into Common Stock for this determination), AM shall be entitled to have a representative of AM attend all Board meetings as an observer but not as a member of the Board and to receive notice of such meetings and any information provided with respect thereto.

                  (c) In the event the WBCP Director no longer serves on the Board and for as long as WBCP holds at least five percent (5%) of the issued and outstanding Series C and Series C-1, WBCP shall be entitled to have a representative of WBCP attend all Board meetings as an observer but not as a member of the Board and to receive notice of such meetings and any information provided with respect thereto.

                  (d) In the event the Essex Director no longer serves on the Board and for as long as Essex holds at least five percent (5%) of the issued and outstanding Series D, Series D-1, Series E and Series E-1, Essex shall be entitled to have a representative of Essex attend all Board meetings as an observer but not as a member of the Board and to receive notice of such meetings and any information provided with respect thereto.

                  (e) In the event the NEA Director no longer serves on the Board and for as long as NEA holds at least five percent (5%) of the issued and outstanding Series D, Series D-1, Series E and Series E-1, NEA shall be entitled to have a representative of NEA attend all Board meetings as an observer but not as a member of the Board and to receive notice of such meetings and any information provided with respect thereto.

                  (f) For as long as CDP holds at least five percent (5%) of the issued and outstanding Series D, Series D-1, Series E and Series E-1, CDP shall be entitled to have a representative of CDP attend all Board meetings as an observer but not as a member of the Board and to receive notice of such meetings and any information provided with respect thereto.

                  (g) For as long as ATV holds at least five percent (5%) of the issued and outstanding shares of any series of Preferred Stock, ATV shall be entitled to have a representative of ATV attend all Board meetings as an observer but not as a member of the Board and to receive notice of such meetings and any information provided with respect thereto.

         2.8 Termination of Company Agreements. Other than as expressly set forth in each of the provisions of Sections 2.1 through 2.7, Sections 2.1 through 2.7 shall terminate upon the earlier of an Initial Public Offering or when all shares of Preferred Stock have been converted or redeemed, however in any event all the provisions of Section 2.1 through 2.7 shall terminate upon an Initial Public Offering.

         2.9      Tag-Along Rights.

                  (a) In the event that any Investor or Common Holder (a "Transferring Holder") receives a bona fide offer from any person or entity other than the Company (a "Proposed Purchaser") to purchase all or any portion of the Series B, Series B-1, Series C, Series C-1, Series D, Series D-1, Series E, Series E-1, Series, Series E-1, Common Stock or other Company convertible securities ("Other Securities") owned by such Transferring Holder (a "Proposed Transfer"), then each Investor (owning such Series B, Series B-1, Series C, Series C-1, Series D, Series D-1, Series E, Series E-1, Common Stock or Other Securities, in each case, a "Participation Investor") shall have the right (the "Participation Right") to require the Proposed Purchaser to purchase (i) up to the number of shares of the applicable Series B, Series B-1, Series C, Series C-1, Series D, Series D-1, Series E, Series E-1, Common Stock or Other Securities owned by each such Participation Investor equaling the number derived by multiplying the total number of shares of the applicable Series B, Series B-1, Series C, Series C-1, Series D, Series D-1, Series E, Series E-1, Common Stock or Other Securities that the Proposed Purchaser proposes to acquire by a fraction, the numerator of which is the total number of shares of the applicable Series B, Series B-1, Series C, Series C-1, Series D, Series D-1, Series E, Series E-1, Common Stock or Other Securities owned by such Participation Investor and the denominator of which is the total number of shares of the applicable Series B, Series B-1, Series C, Series C-1, Series D, Series D-1, Series E, Series E-1, or Common Stock or other Securities owned by the Transferring Holder and all Participation Investors, and (ii) any additional shares of the applicable Series B, Series B-1, Series C, Series C-1, Series D, Series D-1, Series E, Series E-1, Common Stock or Other Securities that such Participation Investor shall be entitled to sell to the Proposed Purchaser pursuant to Section 2.9(c) if any other Participation Investor elects not to exercise its rights hereunder. Any Series B, Series B-1, Series C, Series C-1, Series D, Series D-1, Series E, Series E-1, Common Stock or Other Securities purchased from a Participation Investor pursuant to this Section 2.9 (a) shall be paid for at the same price per share, with the same form of consideration and upon the same terms and conditions as such Proposed Transfer by the Transferring Holder.

                  (b)      The Transferring Holder shall, not less than thirty
(30) nor more than forty-five (45) days prior to each Proposed Transfer, notify, or cause to be notified, each Participation Investor in writing of such Proposed Transfer (the "Participation Notice"). Such Participation Notice shall set forth: (i) the name of the transferor and the number of shares of Series B, Series B-1, Series C, Series C-1, Series D, Series D-1, Series E, Series E-1, Common Stock or Other Securities proposed to be transferred (the "Transferred Shares"); (ii) the name(s) and address(es) of the Proposed Purchaser(s); (iii) the proposed amount and form of consideration and terms and conditions of payment offered by such Proposed Purchaser; (iv) the scheduled closing date for the Proposed Transfer (the "Scheduled Close"); and (v) that the Proposed Purchaser has been informed of the Participation Right provided for in Section
2.9 (a) and has agreed to purchase the Transferred Shares in accordance with the terms hereof.

                  (c) The Participation Right may be exercised by any Participation Investor by delivery of a written notice to the Transferring Holder (the "Participation Acceptance Notice") at least ten (10) days prior to the Scheduled Close. The Participation Acceptance Notice shall state the number of shares of Series B, Series B-1, Series C, Series C-1, Series D, Series D-1, Series E, Series E-1, Common Stock or Other Securities that such Participation Investor commits to include in such Proposed Transfer to the Proposed Purchaser, which number may not exceed the number determined as provided in clause (i) of
Section 2.9 (a) plus the number of additional shares of Series B, Series B-1, Series C, Series C-1, Series D, Series D-1, Series E, Series E-1, Common Stock or Other Securities, if any, that such Participation Investor would commit to sell to the Proposed Purchaser in the event that any of the other Participation Investors elect not to sell shares of the applicable Series B, Series B-1, Series C, Series C-1, Series D, Series D-1, Series E, Series E-1, Common Stock or Other Securities. The number of shares of the applicable Series B, Series B-1, Series C, Series C-1, Series D, Series D-1, Series E, Series E-1, Common Stock or Other Securities that the Transferring Holder shall be entitled to sell shall be determined by subtracting the aggregate number of shares of the applicable Series B, Series B-1, Series C, Series C-1, Series D, Series D-1, Series E, Series E-1, Common Stock or Other Securities, as the case may be, that the Participation

Investors have elected to sell (as calculated pursuant to Sections 2.9(a) and (c)) from the number of Transferred Shares to be acquired by the Proposed Purchaser.

                  (d) In the event that the Proposed Purchaser is not willing to purchase shares of the applicable Series B, Series B-1, Series C, Series C-1, Series D, Series D-1, Series E, Series E-1, Common Stock or Other Securities from the Participation Investors on the same terms and conditions as specified in the Participation Notice, then the Transferring Holder shall not be permitted to sell any shares of the applicable Series B, Series B-1, Series C, Series C-1, Series D, Series D-1, Series E, Series E-1, Common Stock or Other Securities to the Proposed Purchaser pursuant to the Proposed Transfer, unless the Transferring Holder agrees to purchase such shares of the applicable Series B, Series B-1, Series C, Series C-1, Series D, Series D-1, Series E, Series E-1, Common Stock and/or Other Securities from the Participation Investors.

                  (e) Each of the Transferring Holders and those Participation Investors who have delivered Participation Acceptance Notices pursuant to the terms of Section 2.9(c) shall be obligated, for a ninety (90) day period after the expiration of the thirty (30) day period referred to above, to transfer such number of the applicable shares of the Series B, Series B-1, Series C, Series C-1, Series D, Series D-1, Series E, Series E-1, Common Stock or Other Securities, as calculated pursuant to Sections 2.9(a) and (c) to the Proposed Purchaser on the terms and conditions stated in the Participation Notice and in accordance with the provisions of this Section 2.9.

                  (f) Notwithstanding anything to the contrary, the rights and obligations arising under this Section 2.9 shall not apply in the event that either: (i) the Transferring Holder shall desire to sell or transfer all or any portion of the applicable Series B, Series B-1, Series C, Series C-1, Series D, Series D-1, Series E, Series E-1, Common Stock or Other Securities owned by it
(x) to its Permitted Transferees or its Affiliates, so long as such Permitted Transferee or Affiliate, as a condition to such sale or transfer, shall agree in writing with the Company to be bound by all the provisions of this Agreement to the same extent as if such Permitted Transferee or Affiliate was a Common Holder or Investor, as the case may be, or (y) in a public offering registered under the Securities Act; (ii) the offer to purchase all or any part of the Common Stock owned by the Transferring Holder is part of an offer, made pursuant to
Section 13 or 14 of the Securities Exchange Act of 1934, to purchase all or a portion of the total shares of Common Stock outstanding; or (iii) is a sale of Series B, Series B-1, Series C, Series C-1, Series D, Series D-1, Series E, Series E-1, Common Stock or Other Securities to the Company. Furthermore, notwithstanding anything to the contrary, the rights and obligations arising under this Section 2.9 shall not apply to a Proposed Transfer to the extent the Investors or the Company have exercised their rights pursuant to Article IV with regard to the securities subject to a Proposed Transfer.

                  (g)      The Participation Rights provided under this Section
2.9 shall apply for as long as the Series B outstanding as of July 2, 1998 or the Series C outstanding as of the June 7, 2000 or the Series B-1 or the Series C-1 or the Series D, the Series D-1, the Series E or the Series E-1, or Series D Warrants or Series E Warrants are outstanding and shall terminate in any event upon the date of the Initial Public Offering.

                  (h) The Company shall not effect any transfer of Series B, Series B-1, Series C, Series C-1, Series D, Series D-1, Series E, Series E-1 or Common Stock by any Common Holder or Investor if this Section 2.9 provides that a Participation Notice shall be given in respect of such transfer until it has received evidence satisfactory to it that the provisions of this Section 2.9 have been complied with.

                                  ARTICLE III.
                               REGISTRATION RIGHTS

         3.1      Required Registrations.

                  (a) If, at any time after the earlier to occur of (i) two years from the Effective Date, or (ii) the Initial Public Offering (but in no event within six months of the effective date of such registration in connection therewith), holders of at least the number of shares of Registrable Stock issued or issuable upon conversion of 500,000 shares of the Series B, Series B-1, Series C, Series C-1, Series D, Series D-1, Series E and/or Series E-1 propose to dispose of shares of Registrable Stock pursuant to a Long-Form Registration Statement, then such holders may request the Company in writing to effect such registration, stating the form of registration statement under the Securities Act to be used (subject to the Company being eligible to use such registration statement), such number of shares of Registrable Stock to be disposed of and the intended method of disposition of such shares.

                  (b) If, at any time at which the Company is eligible to file a registration statement on a Short-Form Registration Statement, holders of Registrable Stock propose to dispose of shares of Registrable Stock which such holders in their good faith discretion determine would have an anticipated aggregate offering price of at least $1,000,000.00 pursuant to a Short-Form Registration Statement, then such holders may request the Company in writing to effect such registration on a Short-Form Registration Statement, stating the form of such registration statement under the Securities Act to be used, the number of shares of Registrable Stock to be disposed of and the intended method of disposition of such shares.

                  (c) Upon receipt of the request of the holders pursuant to Section 3.1(a) or 3.1(b) above (in the case of Section 3.1(a) or Section 3.1(b), hereinafter referred to as the "Initiating Holders"), the Company shall give prompt written notice thereof to all other holders of Registrable Stock. Subject to the provisions of Section 3.2 below, the Company shall (i) with respect to Section 3.1(a), use its reasonable best efforts promptly to effect, and (ii) with respect to Section 3.1(b) shall promptly effect, the registration under the Securities Act of all shares of Registrable Stock specified in the requests of the Initiating Holders and the requests (stating the number of shares of Registrable Stock to be disposed of and the intended method of disposition of such shares) of other holders of shares of Registrable Stock ("Requesting Holders") given within 30 days after receipt of such notice from the Company.

         3.2      Limitations on Required Registration.

                  (a) The Company shall be required to prepare and file (i) not more than two Long-Form Registration Statements, which actually become or are declared effective, at the request of the Initiating Holders pursuant to
Section 3.1(a) hereof, or (ii) an unlimited number of Short-Form Registration Statements, which actually become or are declared effective, at the request of the Initiating Holders pursuant to Section 3.1(b) hereof. The two required filings shall include any Long-Form Registration Statement filed and subsequently withdrawn at the request of the Initiating Holders; provided that a required filing shall not include a Long-Form Registration Statement until it has become effective and unless the Initiating Holders are able to register and sell at least 75% of the Registrable Stock requested to be included in such Long-Form Registration.

                  (b) Only Common Stock may be included in a registration, and, whenever a registration requested by holders of Registrable Stock is for a firm commitment underwritten offering, if the Initiating Holders determine that the number of shares of Common Stock so included which are to be sold by the holders of Registrable Stock is limited due to market conditions, the holders (including both the Initiating Holders and the Requesting Holders) of Registrable Stock proposing to sell their shares in such underwriting and registration shall share pro rata in the available portion of the registration in question, such sharing to be based upon the number of shares of Registrable Stock then held by such holders, respectively. If any holder of Registrable Stock disapproves of the terms of the underwriting, such holder may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The Registrable Stock so withdrawn shall also be withdrawn from registration; provided, however, that, if by the withdrawal of such Registrable Stock, a greater number of shares of Registrable Stock held by other holders of Registrable Stock may be included in such registration (up to the maximum of any limitation imposed by the Initiating Holders), then the Company shall offer to all holders of Registrable Stock who have included Registrable Stock in the registration the right to include additional Registrable Stock in the same proportion used in determining the limitation imposed by the provisions of this Section 3.2(b).

                  (c) The Company shall not be required to prepare and file a registration statement pursuant to Section 3.1 hereof (i) during the period starting with the date of filing of, and ending on the date one hundred eighty
(180) days following the effective date of, the registration statement pertaining to the Initial Public Offering, provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective, or (ii) if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 3.1(a), the Company gives notice to the holders of the Company's intentions to make its Initial Public Offering within ninety (90) days.

                  (d) Notwithstanding the foregoing, if the Company shall furnish to the Initiating Holders and Requesting Holders a certificate signed by the president of the Company stating that, in the reasonable good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed, the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any 12-month period.

         3.3 Incidental Registration. If the Company at any time proposes to register any of its securities for sale for its own account or for the account of any other Person (other than a registration relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a Rule 145 transaction, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Stock), it shall each such time give written notice (the "Company's Notice"), at its expense, to all holders of Registrable Stock of its intention to do so at least 45 days prior to the filing of a registration statement with respect to such registration with the Commission. If any holder of Registrable Stock desires to dispose of all or part of its Registrable Stock, it may request registration thereof in connection with the Company's registration by delivering to the Company, within 30 days after receipt of the Company's Notice, written notice of such request (the "Investors' Notice") stating the number of shares of Registrable Stock to be disposed of and the intended method of disposition of such shares by such holder or holders. The Company shall use its best efforts to cause all shares of Registrable Stock specified in the Investors' Notice to be registered under the Securities Act so as to permit the sale or other disposition (in accordance with the intended methods thereof as aforesaid) by such holder or holders of the shares so registered, subject, however, to the limitations set forth in Section 3.4 hereof.

         3.4      Limitations on Incidental Registration.

                  (a) If the registration of which the Company gives notice pursuant to Section 3.3 above is for the purpose of permitting a disposition of securities by the Company pursuant to a firm commitment underwritten offering, the notice shall so state, and the Company shall have the right to limit the aggregate size of the offering or the number of shares to be included therein by stockholders of the Company (so that the holders of Registrable Stock shall consist of no less than one-third of the total shares to be registered thereto) if requested to do so in good faith by the managing underwriter of the offering and only securities which are to be included in the underwriting may be included in the registration.

                  (b) Whenever the number of shares which may be registered pursuant to Section 3.3 is limited by the provisions of Section 3.4(a) above, the holders of Registrable Stock shall have priority as to sales over the other holders of the Company's securities and the Company shall cause such other holders to withdraw from such offering to the extent necessary to allow all requesting holders of Registrable Stock to include all of the shares so requested to be included within such registration. Whenever the number of shares which may be registered pursuant to Section 3.3 is still limited by the provisions of Section 3.4(a) above, after the withdrawal of the other holders of the Company's securities, the Company shall have priority as to sales over the holders of Registrable Stock and each holder hereby agrees that it shall withdraw its securities from such registration to the extent necessary to allow the Company to include all the shares which the Company desires to sell for its own account to be included within such registration. The holders of Registrable Stock given rights by
Section 3.3 above shall share pro rata in the available portion of the registration in question, such sharing to be based upon the number of shares of Registrable Stock then held by each of such holders, respectively.

         3.5 Designation of Underwriter. In the case of any registration initiated by the Initiating Holders pursuant to the provisions of Section 3.1 hereof which is proposed to be effected pursuant to a firm commitment underwriting, subject to the approval of the Company, which approval shall not be unreasonably withheld, the Initiating Holders shall have the right to designate the managing underwriter, and all holders of Registrable Stock participating in the registration shall sell their shares only pursuant to such underwriting.

         3.6      Registration Procedures.

                  (a) Whenever the holders of Registrable Stock have requested that any Registrable Stock be registered pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect the registration and the sale of such Registrable Stock in accordance with the intended method of disposition thereof (including the registration of Series B, Series C, Series D and Series E held by a holder of Registrable Stock requesting registration as to which the Company has received reasonable assurances that only Registrable Stock shall be distributed to the public), and pursuant thereto the Company shall as expeditiously as possible:

                           (i)      prepare and file with the Commission a
registration statement (the form and substance of which shall be subject to the approval of the holders of a majority of the Registrable Stock to be included in such registration) with respect to such shares and use its best efforts to cause such registration statement to become and remain effective for a period described in Section 3.15 hereof;

                           (ii)     prepare and file (after allowing counsel for
the holders of a majority of the Registrable Stock reasonable opportunity for comment) with the Commission such amendments and supplements to such registration statement and the prospectuses used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all shares covered by such registration statement, including such amendments and supplements as may be necessary to reflect the intended method of disposition from time to time of the holder or holders of Registrable Stock who have requested that any of their shares be sold or otherwise disposed of in connection with the registration (the "Prospective Sellers");

                           (iii)    furnish to each Prospective Seller such
number of copies of each prospectus, including preliminary prospectuses, in conformity with the requirements of the Securities Act, and such other documents as the Prospective Seller may reasonably request in order to facilitate the public sale or other disposition of the shares owned by it;

                           (iv)     use all reasonable efforts to register or
qualify the shares covered by such registration statement under such other securities or blue sky or other applicable laws of such jurisdictions as each Prospective Seller shall reasonably request to enable such seller to consummate the public sale or other disposition of the shares owned by such seller, provided that the Company shall not be required in connection therewith or as an election thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction;

                           (v)      upon written request, furnish to each
Prospective Seller a signed counterpart, addressed to the Prospective Sellers and their underwriters, if any, of: (A) an opinion of counsel for the Company, dated the effective date of the registration statement; and (B) if permitted by applicable accounting standards, a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in the registration statement; covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' letter) with respect to the events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration) in the opinions of issuers' counsel and in accountants' letters delivered to the underwriters in connection with underwritten public offerings of securities;

                           (vi)     cause all such Registrable Stock to be
listed on each securities exchange or other securities trading market on which similar securities issued by the Company are then listed;

                           (vii)    provide a transfer agent and registrar for
all such Registrable Stock not later than the effective date of such registration statement;

                           (viii)   enter into such customary agreements
(including an underwriting agreement) and take all such other customary actions as the holders of a majority of the Registrable Stock being sold reasonably request in order to expedite or facilitate the disposition of such Registrable Stock; and

                           (ix)     make available for inspection by any
Prospective Seller, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such Prospective Seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Prospective Seller, underwriter, attorney, accountant or agent in connection with the preparation of such registration statement.

                  (b) Each Prospective Seller of Registrable Stock shall furnish to the Company such information as the Company may reasonably require from the Prospective Seller for inclusion in the registration statement (and the prospectus included therein).

                  (c) The Prospective Sellers shall not (until further notice) effect sales of the shares covered by the registration statement after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus.

         3.7 Expenses of Registration. All expenses (other than Selling Expenses) incurred in effecting any registration requested pursuant to Section
3.1 or 3.3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of compliance with blue sky laws, fees and disbursements of counsel for the Company, fees and disbursements of one counsel for the holders of Registrable Stock selected by the holders of a majority of the Registrable Stock so to be offered for sale and reasonably acceptable to the Company, fees and expenses of any audits incidental to or required by any such registration, and reasonable expenses of all marketing and promotional efforts requested by the managing underwriter (collectively, the "Registration Expenses") shall be borne by the Company. All Selling Expenses relating to securities sold pursuant to the registration by the holders of stock so registered, shall be borne by the holders of the securities so registered and sold pro rata on the basis of the number of shares so registered.

         3.8      Indemnification.

                  (a) In the event any shares of Registrable Stock are included in a registration statement under the Securities Act, the Company shall indemnify and hold harmless each Prospective Seller, each underwriter (as defined in the Securities Act) and each controlling person of any Prospective Seller or underwriter, if any (within the meaning of the Securities Act), against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which such Prospective Seller, underwriter or controlling person may be subject under the Securities Act, under any other statute or at common law, including, without limitation, any such losses, claims, damages or liabilities (or actions in respect thereof) that arise out of or are based upon any of the following statements, omissions, or violations (collectively, a "Violation"), (i) any untrue statement (or alleged untrue statement) of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any summary prospectus issued in connection with any securities being registered, or any amendment or supplement thereto, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Securities Act or any blue sky law, or any rule or regulation promulgated under the Securities Act or any blue sky law, or any other law, applicable to the Company in connection with any such registration, qualification or compliance of any shares of Registrable Stock, and shall reimburse each such Prospective Seller, underwriter or controlling person for any legal or other expenses reasonably incurred by such Prospective Seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (x) the indemnity agreement contained in this Section 3.8 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, and (y) the Company shall not be liable to any Prospective Seller, underwriter or controlling person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any Violation made in such registration statement, preliminary prospectus, summary prospectus, final prospectus, or amendment or supplement thereto, or any other document, in reliance upon and in conformity with written information furnished to the Company by such Prospective Seller, underwriter or controlling person, respectively, specifically for use therein. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of such Prospective Seller, underwriter or controlling person, and shall survive the transfer of such securities by such Prospective Seller.

                  (b) To the extent permitted by law, in the event any shares of Registrable Stock are included in a registration statement under the Securities Act pursuant to this Agreement, the holders of such Registrable Stock shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.8(a)) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and each other person, if any, who controls the Company within the meaning of the Securities Act (except the indemnifying Prospective Seller, if such indemnifying Prospective Seller so controls the Company), insofar as such losses, claims, damages or liabilities (or actions with respect thereto) arise out of or are based upon any Violation, in each case if such statement or omission was made in reliance on and in conformity with written information furnished to the Company by such Prospective Seller specifically for use in preparing any such registration statement, preliminary prospectus, final prospectus, summary prospectus or amendment or supplement thereto, or in making any such filing or representation. Each Prospective Seller hereunder shall promptly provide such indemnification upon request. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive any transfer of the Registrable Stock held by the indemnifying party. In no event shall a Prospective Seller's obligation to indemnify any Person hereunder exceed the net proceeds from the sale of the Prospective Seller's Registrable Stock in the offering.

                  (c) If the indemnification provided for in Section 3.8(a) or Section 3.8(b) above is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified parties on the other in connection with the statements or omissions or violations which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this Section 3.8(c) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities or actions in respect thereof referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 3.8(c), no Investor shall be required to contribute any amount in excess of the net proceeds from the sale of the Prospective Seller's Registrable Stock under the registration statement. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company may require, as a condition to including any Registrable Stock of a Prospective Seller in any registration statement filed pursuant to Section 3.1 or Section 3.3, that the Company shall have received an undertaking satisfactory to it from such Prospective Seller of such Registrable Stock, severally and not jointly, to contribute to the amount paid or payable by an indemnified party hereunder as and to the extent set forth in this Section 3.8(c), and each Investor hereunder shall promptly provide such undertaking upon request.

                  (d)      Promptly after receipt by an indemnified party under
Section 3.8(a) or Section 3.8(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made under such Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such Section or to the extent that it has not been prejudiced as a proximate result of such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties). Upon the permitted assumption by the indemnifying party of the defense of such action, and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under this Section 3.8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time, (iii) the indemnified party and its counsel do not actively and vigorously pursue the defense of such action, or (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

         3.9 Inclusion of Additional Shares in Required Registrations; Other Company Initiated Registrations. The Company shall not register securities for sale for its own account or for the account of any other Person in any registration requested by the holders of Registrable Stock pursuant to Section
3.1 hereof unless permitted to do so by the written consent of the holders of at least 51% of the Registrable Stock as to which registration has been requested. The Company may not cause any other registration of securities for sale for its own account or for the account of any other Person to become effective within 180 days after the effective date of any registration requested by the holders of Registrable Stock pursuant to Section 3.1 hereof except pursuant to registrations on Form S-8 or Form S-4 or any successors thereto.

         3.10 Rights Which May Be Granted to Other Persons. The Company shall not grant any Person registration rights which shall in any way whatsoever impair the priority of the registration rights granted to the Investors in this Agreement.

         3.11 Rule 144 Requirements. Immediately after the date on which a registration statement filed by the Company under the Securities Act becomes effective, the Company shall undertake to make publicly available, and available to the holders of Registrable Stock, such information as is necessary to enable the holders of Registrable Stock to make sales of Registrable Stock pursuant to Rule 144 of the Commission under the Securities Act. The Company shall furnish to any holder of Registrable Stock, upon request, a written statement executed by the Company as to the steps it has taken to comply with the current public information requirements of Rule 144.

         3.12 Sale of Preferred Stock to Underwriter. Notwithstanding any provision of this Agreement to the contrary, in lieu of converting any shares of Preferred Stock prior to the filing of any registration statement filed pursuant to this Agreement, the holder of such shares may sell such shares of Preferred Stock to the underwriters of the offering being registered upon the undertaking of such underwriters to convert the Preferred Stock on or prior to the closing date of the offering. The Company agrees to cause the Common Stock issuable on the conversion of the Preferred Stock to be issued within such time period as will permit the underwriters to make and complete the distribution contemplated by the underwriting.

         3.13 Holdback. If the Company files a registration statement in connection with an underwritten public offering of the Company's equity securities (including any Required Registration pursuant to Section 3.1 hereof or Incidental Registration pursuant to Section 3.3 hereof), a holder of Registrable Stock, if so requested by the managing underwriter of such public offering, shall not effect any sale or distribution of any shares (except pursuant to such registration statement) of the capital stock of the Company, whether now owned or hereafter acquired, during the period commencing with the effective date (or such later date, if the managing underwriter of such public offering so requests) of such registration statement and ending on the close of business on the 120th day thereafter or such time as the registration statement is withdrawn, whichever is earlier. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. The obligations described in this Section 3.13 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred twenty (120) day period.

         3.14 Transfer of Registration Rights. The registration rights of any Investor under this Agreement may be transferred only to (i) any transferee who acquires at least twenty percent (20%) of such Investor's Registrable Stock, or (ii) to its Permitted Transferee or its Affiliate; provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

         3.15 Effective Period of Registration. Once any registration effected by the Company pursuant to this Article III becomes effective, the Company shall file all reports, financial statements and other documents necessary to keep such registration statement current and the registration in effect until the earlier of (i) the sale of all securities offered for sale pursuant to the registration statement, or (ii) three months from the effective date of the registration statement.

                                   ARTICLE IV.
                            RESTRICTIONS ON TRANSFER

         4.1 Notice. From the Effective Date until the completion of an Initial Public Offering, if an Investor or Common Holder desires to offer, sell, assign, pledge, transfer or dispose of its Shares (not including Preferred Stock or Registrable Stock offered in the Initial Public Offering) (the "Offered Shares") to a Person in a transaction other than (i) in the case of an Investor to its Permitted Transferee or its Affiliate subject to 4.6, (ii) in the case of a Common Holder to its Permitted Transferee, (iii) pursuant to Sections 3.1 or
3.3 hereof, or (iv) pursuant to Rule 144 under the Securities Act, such Investor or Common Holder (the "Offeror") shall notify (the "Sale Notice") the Investors (the "Nonoffering Investors") and the Company in writing of the (a) proposed price (the "Price") and terms of payment (the "Terms") for all Offered Shares owned by the Offeror that the Offeror seeks for its Offered Shares, and (b) class and the percentage of the total number of shares of that class and of all the Shares then held by such Offeror represented by the Offered Shares. The Sale Notice shall constitute an offer by the Offeror to the Nonoffering Investors and to the Company to sell all Offered Shares owned by the Offeror to the Nonoffering Investors and to the Company at the Price and on the Terms.

         4.2 Nonoffering Investors' Exercise of Right of First Refusal. Each Nonoffering Investor shall have the right to purchase, at the Price and payable in accordance with the Terms, that proportion of the Offered Shares equal to an amount which the number of Shares then owned of record by such Nonoffering Investor bears to the total number of Shares owned of record by all Investors other than the Offeror. The Nonoffering Investors may exercise their rights by giving written notice to the Offeror within 30 days after the date of receipt of the Sale Notice.

         In the event any Nonoffering Investor does not elect to purchase any or all of the Offered Shares under this Section 4.2 (the "Unpurchased Offered Shares"), then the other Nonoffering Investors electing to purchase the Offered Shares shall have the right to elect to purchase that proportion of the Unpurchased Offered Shares equal to an amount which the number of Offered Shares originally requested to be purchased by such Nonoffering Investor bears to the total number of Offered Shares originally requested to be purchased by all Nonoffering Investors. Any Nonoffering Investor electing to purchase the Offered Shares (a "Purchasing Investor") shall give written notice to the Offeror, the other Nonoffering Investors and the Company of such election to purchase the Offered Shares (and the maximum number of Offered Shares that such Nonoffering Investor is willing to purchase) within the 30-day period specified in this
Section 4.2.

         4.3 Company's Exercise of Right of First Refusal. In the event the Nonoffering Investors do not elect to purchase all of the Offered Shares pursuant to Section 4.2 hereof, then the Company shall have the right to purchase any remaining Unpurchased Offered Shares at the Price and payable in accordance with the Terms. The Company may exercise its right by giving written notice to the Offeror within 30 days after the expiration of the 30-day period specified in Section 4.2 hereof. The Offeror shall not participate in the determination by the Company on whether to exercise the right provided in this
Section 4.3. If the Company does not exercise its right or does not purchase all of the remaining Unpurchased Offered Shares at the Price and in accordance with the Terms, it shall notify the Offeror and the Purchasing Investors that it is not doing so within such 30-day period. Unless otherwise agreed by the Offeror, all the Offered Shares must be purchased by the Nonoffering Investors and the Company pursuant to Section 4.2 and this Section 4.3, respectively, or none may be so purchased.

         4.4 Closing. The consummation of the purchase by the Purchasing Investors and/or the Company pursuant to any exercise of the rights set forth above shall occur at a closing (the "Closing") to be held at the principal offices of the Company not later than 60 days following the date on which the Nonoffering Investors and the Company received the Sale Notice described in
Section 4.1. At the Closing, the Purchasing Investors and the Company, as appropriate, shall make payment for the Offered Shares in accordance with the Terms, and the Offeror shall deliver the Offered Shares, duly endorsed for transfer, to the Purchasing Investors and the Company, as appropriate, with all required revenue stamps attached.

         4.5 Transfer to Third Party. If the rights provided above are not exercised as to all of the Offered Shares (unless otherwise agreed to by the Offeror) or assigned to an Affiliate of an Nonoffering Investor, or if the purchase by the Nonoffering Investors and the Company is not consummated within the time specified in Section 4.4 through no fault of the Offeror, then the Offeror may transfer all, but not less than all, of the Offered Shares not so purchased to any third party at not less than the Price and payable in accordance with the Terms or on such other terms as the Board determines in good faith would not have been accepted by the Nonoffering Investors and the Company if such terms had been offered to the Nonoffering Investors and the Company. If the transfer by the Offeror of the Offered Shares to a third party is not consummated within 150 days after the date the Offeror first becomes free to make such transfer, the right to transfer in accordance with this Article IV shall expire. In such event, the restrictions of this Agreement shall be reinstated as to the Offered Shares and any transfer of such Offered Shares proposed to be made by the Offeror subsequent to the expiration of that 150-day period must be made in accordance with this Agreement.

         4.6 Conditions to Transfer. Any transfer of shares of shares to a Purchasing Investor or to a third party pursuant to this Article IV shall be subject to and conditioned upon the purchaser making the representations, warranties and covenants set forth in Sections 3 and 4 of the Purchase Agreement. Any sale or transfer pursuant to Article IV, to any Permitted Transferee of any Common Holder, shall be conditioned upon such Permitted Transferee agreeing in writing to be bound by all the provisions of this Agreement to the same extent as if such Permitted Transferee was a Common Holder. In addition, each Investor shall have the right to assign all or any portion of its right of first refusal under this Section 4 of this Agreement, in connection with one or more issuance(s) of securities of the Company, to an Affiliate or Permitted Transferee, so long as any Affiliate or Permitted Transferee agrees in writing with the Company to be bound by all the provisions of this Agreement to the same extent as if such Affiliate or Permitted Transferee was an Investor.

                                   ARTICLE V.
                                  MISCELLANEOUS

         5.1 Adjustments Affecting Registrable Securities. The Company shall not effect a stock split or combination of shares or take any other action, or permit any change to occur, with respect to its capital stock that would adversely affect at such time the ability of the holders of Registrable Stock to include such Registrable Stock in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Stock in any such registration.

         5.2 Notices. All notices, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally three days after mailed by certified mail (return receipt requested), one day after sent by overnight courier service or when telecopied, telegraphed or telexed (transmission confirmed), or otherwise actually delivered [these addresses need to be confirmed and checked]

         If to Series B Investors:    Alliance Technology Ventures I, L.P.
                                      ATV/GP Parallel Fund, L.P.
                                      ATV/MFJ Parallel Fund, L.P.
                                      8995 Westside Parkway

                                      Alpharetta, Georgia 30004
                                      Attention: Michael Henos
                                      Telephone:(404) 816-4791
                                      Facsimile: (404) 816-4891

                                      AM Fund I, L.P.
                                      4600 Post Oak Place Drive, Suite 100
                                      Houston, Texas 77027
                                      Attention: Lloyd M. Bentsen III
                                      Telephone: 713.627.9111
                                      Facsimile: 713.627.9119

                                      Cordova Technology Partners
                                      2500 Northwinds Parkway, Suite 475
                                      Alpharetta, Georgia 30004
                                      Attention: T. Forcht Dagi
                                      Telephone: (678) 942-0300
                                      Facsimile: (678) 942-0301

         If to Series C Investors:    William Blair Capital Partners VI, L.P.
                                      222 W. Adams Street
                                      Chicago, IL 60606
                                      Attention:  Dr. Arda Minocherhomjee
                                      Telephone:  (312) 364-8250
                                                  (312) 236-1042

                                      Alliance Technology Ventures I, L.P.
                                      Alliance Technology Ventures II, L.P.
                                      8995 Westside Parkway
                                      Alpharetta, Georgia 30004

                                      Attention:  Michael Henos
                                      Telephone: (404) 816-4791
                                      Facsimile: (404) 816-4891

                                      AM Fund I, L.P.
                                      4600 Post Oak Place Drive, Suite 100
                                      Houston, Texas 77027
                                      Attention: Lloyd M. Bentsen III
                                      Telephone: 713.627.9111
                                      Facsimile: 713.627.9119

                                      Oakwood Medical Investors II, L.L.C.
                                      104 West Adams Street
                                      St. Louis, MO 63122
                                      Attn: Raul E. Perez

                                      Pacific Horizon Partners III, L.P.
                                      1001 Fourth Ave., Ste 4105
                                      Seattle WA  98154
                                      Attn: Donald J. Elmer

                                      Cordova Technology Partners
                                      2500 Northwinds Parkway, Suite 475
                                      Alpharetta, Georgia 30004
                                      Attention: T. Forcht Dagi
                                      Telephone: (678) 942-0300
                                      Facsimile: (678) 942-0301

         If to Series D or
         Series E Investors:          Essex Woodlands Health Ventures, LLC
                                      19000 MacArthur Boulevard
                                      Suite 500
                                      Irvine, CA 92612
                                      Attention:  Doug Eplett, MD
                                      Telephone:  (949) 261-8390
                                      Facsimile:  (949) 261-8391

                                      New Enterprise Associates 10, Limited
                                      Partnership
                                      1119 St. Paul Street
                                      Baltimore, MD 21202
                                      Attention: Jim Barrett
                                      Telephone: (310) 528-3720
                                      Facsimile: (310) 528-3727

                                      Capital Technologies CDPQ inc.
                                      1000, place Jean-Paul-Riopelle
                                      Montreal Quebec
                                      H2Z 2B3
                                      Attention: President
                                      Telephone: (514) 847-2613
                                      Facsimile: (514) 847-2628

                                      William Blair Capital Partners VI, L.P.
                                      222 W. Adams Street
                                      Chicago, IL 60606
                                      Attention:   Dr. Arda Minocherhomjee
                                      Telephone:   (312) 364-8250
                                                   (312) 236-1042

                                      Mildred M. Mario 1997 Annuity Trust
                                      25 Haslet Avenue
                                      Princeton, NJ 08540

                                      Attention:  Christopher B. Mario, Trustee
                                      Telephone:  609-924-2400

                                      Alliance Technology Ventures
                                      8995 Westside Parkway
                                      Alpharetta, Georgia 30004

                                      Attention:    Michael Henos
                                      Telephone:    (404) 816-4791
                                      Facsimile:    (404) 816-4891

                                      Pacific Horizon Partners III, L.P.
                                      1001 Fourth Ave., Ste 4105
                                      Seattle WA  98154
                                      Attn: Donald J. Elmer

                                      Burrill Biotechnology Capital Fund, L.P.
                                      One Embarcadero Center
                                      Suite 2700
                                      San Francisco, CA 94111
                                      Attn: G. Steven Burrill
                                      Facsimile: (415) 591-4501

         with copies to:              Testa, Hurwitz & Thibeault, LLP
                                      125 High Street
                                      Boston, MA 02110
                                      Attention:  Michael A. Conza, Esq.
                                      Telephone: (617) 248-7000
                                      Facsimile: (617) 248-7100

                                      As set forth on Schedule I or
                                      Schedule II hereto for any other
                                      Investor.

         If to Company:               Inhibitex Inc.
                                      c/o Russell H. Plumb
                                      8995 Westside Parkway
                                      Alpharetta, Georgia 30004
                                      Telephone: (770) 441-2020
                                      Facsimile: (770) 441-2828

         with copies to:              Swidler Berlin Shereff Friedman, LLP
                                      The Chrysler Building
                                      405 Lexington Avenue
                                      New York, NY 10174
                                      Attention:  David S. Rosenthal, Esq.

                                      Telephone: (212) 891-9262
                                      Facsimile: (212) 891-9306

         If to any other Investor:    At the address and numbers set forth in
                                      the Company's records, marked for
                                      attention as therein indicated;

or at such other address and numbers as may have been furnished by such person in writing to the other parties.

         5.3 Severability and Governing Law. Should any Section or any part of a Section within this Agreement be rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other Section or part of a Section in this Agreement. The laws of the state of Delaware (without regard to its rules of conflicts of laws) shall govern the validity and interpretation hereof and the performance by the parties hereto of their respective duties and obligations hereunder.

         5.4 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         5.5 Captions and Section Headlines. Section titles or captions contained in this Agreement are inserted as a matter of convenience and for reference purposes only, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

         5.6 Singular and Plural, Etc. Whenever the singular number is used herein and where required by the context, the same shall include the plural, and the neuter gender shall include the masculine and feminine genders.

         5.7 Costs and Attorneys' Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement, the prevailing party shall recover all of such party's costs, and attorneys' fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom. As used herein, "attorneys' fees" shall mean the full and actual costs of any legal services actually rendered in connection with the matters involved, calculated on the basis of the usual fee charged by the attorneys performing such services.

         5.8 Amendments and Waivers. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except that any term of this Agreement may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of (i) at least 66-2/3% of the outstanding Series B and Series B-1 or Common Stock into which Series B or Series B-1 has been converted, (ii) 66-2/3% of the outstanding Series C and Series C-1 or the Common Stock into which Series C or Series C-1 has been converted and (iii) 66-2/3% of the outstanding Series D, Series D-1, Series E and Series E-1 or the

Common Stock into which Series D, Series D-1, Series E or Series E-1 has been converted; provided, however, that no such amendment or waiver shall affect the provisions of this Section 5.8 and no such waiver shall extend to or affect any other obligation not expressly waived. No failure to exercise and no delay in exercising, on the part of any party, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. The failure of any party to insist upon a strict performance of any of the terms or provisions of this Agreement, or to exercise any option, right or remedy herein contained, shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect.

         5.9 Successors and Assigns. All rights, covenants and agreements of the parties contained in this Agreement shall, except as otherwise provided herein, be binding upon and inure to the benefit of their respective successors and assigns; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Stock specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

         5.10 Specific Performance. The parties hereto agree that the capital stock of the Company cannot be purchased or sold in the open market and that, for this reason, among others, the parties will be irreparably damaged in the event that this Agreement is not specifically enforceable. Accordingly, in the event of any controversy concerning the capital stock which is the subject of this Agreement, or any right or obligation to register such securities, such right or obligation shall be enforceable in a court of equity by specific performance. The rights granted in this Section 5.10 shall be cumulative and not exclusive, and shall be in addition to any and all other rights which the parties hereto may have hereunder, at law or in equity.

         5.11 Entire Agreement. This Agreement contains the entire understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof, including without limitation the Prior Rights Agreement, unless expressly referred to herein.

         5.12 Generally Accepted Accounting Principles; Adjustments of Numbers. Where any accounting determination or calculation is required to be made under this Agreement or the exhibits hereto, such determination or calculation (unless otherwise provided) shall be made in accordance with generally accepted accounting principles, consistently applied, except that if because of a change in generally accepted accounting principles the Company would have to alter a previously utilized accounting method or policy in order to remain in compliance with generally accepted accounting principles, such determination or calculation shall continue to be made in accordance with the

Company's previous accounting methods and policies. All numbers set forth herein which refer to share prices or amounts will be appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and other recapitalizations affecting the subject class of stock.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Master Rights Agreement by duly authorized officers as of the date first above written.

COMPANY:

INHIBITEX, INC.

By:      /s/ Russell H. Plumb
   -----------------------------------

Name:_________________________________

Title:________________________________

INVESTORS:

ESSEX WOODLANDS HEALTH VENTURES V, LP

By:      /s/ J. D. Eplett, MD
   -----------------------------------

Name:    J. Douglas Eplett, MD

Title:   Managing Director

NEW ENTERPRISE ASSOCIATES 10, LIMITED PARTNERSHIP

By:      /s/ Eugene A. Trainor III
   -----------------------------------

Name:    Eugene A. Trainor III

Title:   Administrative General Partner
         and Chief Operating Officer

NEA VENTURES 2002, L.P.

By:      /s/ Pamela J. Clark
   -----------------------------------

Name:    Pamela J. Clark

Title:   General Partner

ALLIANCE TECHNOLOGY VENTURES I, L.P.

By:      /s/ Michael A. Henos
   -----------------------------------

Name:    Michael A. Henos

Title:   Manager

ATV/GP PARALLEL FUND, L.P.

By:      /s/ Michael A. Henos
   -----------------------------------

Name:    Michael A. Henos

Title:   Manager

ATV/MFJ PARALLEL FUND, L.P.

By:      /s/ Michael A. Henos
   -----------------------------------

Name:    Michael A. Henos

Title:   Manager

ALLIANCE TECHNOLOGY VENTURES III, L.P.

BY: ATV III PARTNERS, L.L.C., GENERAL PARTNER

By:      /s/ Michael A. Henos
   -----------------------------------
         Name: Michael Henos
         Title: Manager

ATV III AFFILIATES FUND, L.P.

BY: ATV III PARTNERS, L.L.C., GENERAL PARTNER

By:      /s/ Michael A. Henos
   -----------------------------------
         Name: Michael Henos
         Title: Manager

ALLIANCE TECHNOLOGY VENTURES II, L.P.

BY: ALLIANCE ASSOCIATES II, L.L.C., GENERAL PARTNER

By:      /s/ Michael A. Henos
   -----------------------------------
         Name: Michael Henos
         Title: Manager

ATV II AFFILIATES FUND, L.P.

BY: ALLIANCE ASSOCIATES II, L.L.C., GENERAL PARTNER

By:      /s/ Michael A. Henos
   -----------------------------------
         Name: Michael Henos
         Title: Manager

CAPITAL TECHNOLOGIES CDPQ, INC.

By:      Sylvan Gareau                               By: [ILLEGIBLE]
   -----------------------------------

Name:_________________________________

Title:

CORDOVA TECHNOLOGY PARTNERS

By:      /s/ T.F. Dagi
   -----------------------------------

Name:    T.F. Dagi

Title:   Partner

AM FUND I, L.P.

By:      /s/ Lloyd Bentsen
   -----------------------------------
Name:    Lloyd Bentsen

Title:   General Partner

OAKWOOD MEDICAL INVESTORS II, LLC

By:      /s/ Raul E. Perez, MD
   -----------------------------------

Name:    Raul E. Perez, M.D.

Title:   President and Manager,
         Oakwood Medical Investors II, LLC

PACIFIC HORIZON PARTNERS III, L.P.

By:      /s/ Bruce E. Jackson
   -----------------------------------

Name:    Bruce E. Jackson

Title:   General Partner

WILLIAM BLAIR CAPITAL PARTNERS VI, L.P,

BY:      WILLIAM BLAIR CAPITAL PARTNERS VI, L.L.C.
ITS:     GENERAL PARTNER

By:      /s/ A.M. Minocherhomjee
   -----------------------------------

Name:    Arda Minocherhomjee

Title:   Managing Director

BURRILL BIOTECHNOLOGY CAPITAL FUND, L.P.

By:      /s/ G. Steven Burrill
   -----------------------------------

Name:    G. Steven Burrill

Title:   CEO, Burrill & Company,

         its General Partner

MILDRED M. MARIO 1997 ANNUITY TRUST

By:      /s/ Christopher B. Mario
    ----------------------------------

Name:    Christopher B. Mario

Title:   Trustee

COMMON HOLDERS

/s/ Joseph Patti
--------------------------------------
Joseph Patti

/s/ William D. Johnston
--------------------------------------
William Johnston

Schedule I                -   Purchasers
Schedule II               -   Investors
Schedule III              -   Common Holders
Exhibit A                 -   Stock Option Agreement
Exhibit B                 -   Instrument of Adherence

                                   SCHEDULE I

                               LIST OF PURCHASERS

ALLIANCE TECHNOLOGY VENTURES II, L.P.
ALLIANCE TECHNOLOGY VENTURES III, L.P.
ATV II AFFILIATES FUND, L.P.
ATV III AFFILIATES FUND, L.P.
8995 Westside Parkway, Suite 200
Alpharetta, Georgia 30004
Attn: Michael Henos

ESSEX WOODLANDS HEALTH VENTURES V, L.P.
19000 MacArthur Boulevard
Suite 500
Irvine, CA  92612
Attn: Doug Eplett, MD

NEW ENTERPRISE ASSOCIATES 10, LIMITED PARTNERSHIP
1119 St. Paul Street
Baltimore, MD 21202
Attn:  Jim Barrett

CAPITAL TECHNOLOGIES CDPQ, INC.
Caisse de depot et placement du Quebec
1801, avenue McGill College, 13th Floor
Montreal Quebec H3A 2N4
Attn:    Jeff Courtney

WILLIAM BLAIR CAPITAL PARTNERS VI, L.P.
222 West Adams Street
Chicago, IL 60606
Attn:    Dr. Arda Minocherhomjee
         Campbell Dyer

BURRILL BIOTECHNOLOGY CAPITAL FUND, L.P.
One Embarcadero Center
Suite 2700
San Francisco, CA 94111
Attn:    G. Steven Burrill

MILDRED M. MARIO 1997 ANNUITY TRUST
25 Hazlet Avenue
Princeton, NJ 08540
Attn:    Christopher Mario, Trustee

                                   SCHEDULE II

ALLIANCE TECHNOLOGY VENTURES I, L.P.
ATV/GP PARALLEL FUND, L.P.
ATV/MFJ PARALLEL FUND, L.P.
8995 Westside Parkway, Suite 200
Alpharetta, Georgia 30004
Attn: Michael Henos

AM FUND I, L.P.
4600 Post Oak Place Drive, Suite 100
Houston, Texas 77027
Attn: Lloyd M. Bentsen III

CORDOVA TECHNOLOGY PARTNERS
2500 Northwinds Parkway, Suite 475
Alpharetta, Georgia 30004
Attn: T. Forcht Dagi

OAKWOOD MEDICAL INVESTORS II, L.L.C.
104 West Adams Street
St. Louis, MO 63122
Attn: Raul E. Perez

PACIFIC HORIZON PARTNERS III, L.P.
1001 Fourth Ave., Ste 4105
Seattle WA  98154
Attn:  Donald J. Elmer

                                  SCHEDULE III

Joseph Patti

William Johnston